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                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

         This Agreement is made as of the 30th day of June, 1998, by and between Probex Corporation, a Colorado corporation (the "Company"), acting on its own behalf and on behalf of its successors and assigns and Thomas Murray, a Texas resident ("Executive").

         WHEREAS, Executive is currently employed by the Company as Chief Executive Officer.

         WHEREAS, the Company believes that retention of Executive as a key employee of the Company is an important factor in the continued success of the business of the Company.

         WHEREAS, the Company desires that Executive agree to remain in the employ of the Company for an extended period.

         WHEREAS, Executive is willing to make a commitment to remain in the employ of the Company for such extended period upon the terms and conditions set forth in this Agreement,

         NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the sufficiency of which is hereby acknowledged, the Company and Executive agree as follows:

                              1. TERM OF EMPLOYMENT

         1.1 Term of Employment for purposes of this Agreement shall mean the period of time commencing on the date hereof and ending twenty-four (24) months thereafter (unless sooner terminated pursuant to this Agreement).

         1.2 At the end of the Term of Employment, the employment of the Executive will again be "at will", unless otherwise agreed to in writing by a majority of the members of the Board of Directors of the Company (the "Board") who are not employees or officers (or affiliates, associates, or relatives of such employees or officers) of the Company (the "Outside Directors").

                                  2. EMPLOYMENT

         2.1 The Company agrees to employ Executive during the Term of Employment and Executive agrees to accept such employment.

         2.2 At the commencement of the Term of Employment, Executive shall be employed as Chief Executive Officer. Executive, subject to the control of the Board of Directors, shall have general supervision, direction and control of the business and officers of the Company and such other duties as may be assigned by the Board of Directors.

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EXECUTIVE EMPLOYMENT AGREEMENT
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         2.3 Except as may otherwise be approved in advance by the Board, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, Executive shall devote his full time throughout the Term of Employment to the services required of him hereunder. Executive shall render his services exclusively to the Company during the Term of Employment, and shall use his best efforts, judgment and energy, to improve and advance the business and interests of the Company in a manner consistent with the duties of his position, provided, however, that Executive may conduct such other activities during the Term of Employment as he deems appropriate and consistent with his duties hereunder, including serving as a director of other companies and engaging in civic and social responsibilities.

                          3. COMPENSATION AND BENEFITS

         3.1 Base Salary. During the Term of Employment, Executive shall receive a base salary of at least a monthly rate of $5,417, payable in installments in accordance with the Company's customary payroll practices, but no less frequently than monthly. Upon the consummation of the first financing of an operating plant of the Company, Executive's base salary shall be increased to at least $7,500 per month. Upon the successful commencement of continuous operations of the Company's first operating plant, Executive's base salary shall be increased to at least $10,000 per month. All compensation paid to Executive under this Agreement shall be subject to any and all payroll and withholding deductions as are required by the law of any applicable jurisdiction (state, federal or otherwise) with taxing authority with respect to such compensation.

         3.2 Annual Bonus. During the Term of Employment, Executive shall receive, in addition to a base salary, annual bonuses, provided that the annual bonus program pursuant to which Executive shall receive such annual bonuses shall require the approval of a majority of the Outside Directors.

         3.3 Incentive Savings and retirement plans. In addition to base salary and annual bonuses payable as provided above, Executive shall be entitled to participate during the Term of Employment in all incentive, savings and retirement plans and programs applicable to other senior executives of the Company, provided that such incentive, savings and retirement plans and programs shall require the approval of a majority of the Outside Directors.

         3.4 Employee Welfare Benefit Plans. During the Term of Employment, Executive and/or Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans provided by the Company to the extent permitted by law, provided that such welfare benefit plans shall require the approval of a majority of the Outside Directors.

         3.5 Stock Incentive Plans. During the Term of Employment, Executive shall be eligible for participation in such other stock incentive plans (which, by way of example only, may include, stock option plans, stock appreciation rights plans, restricted stock plans, cheap stock plans, stock swap plans, and performance share plans), if any, available to other senior


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EXECUTIVE EMPLOYMENT AGREEMENT
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executives of the Company, provided that such stock incentive plans shall require the approval of a majority of the Outside Directors.

         3.6 Expenses. During the Term of Employment, Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred in the performance of his employment by the Company in accordance with the policies and procedures of the Company.

         3.7 Vacation. During the Term of Employment, Executive shall be entitled to paid vacation in accordance with the vacation policy of the Company. Executive will also be entitled to carry over or be paid for any unutilized paid vacation time due to Executive from prior years in accordance with such policy.

         3.8 Comity. During the Term of Employment, if the Company shall enter into any employment agreement with any other person with provisions more beneficial to such other person than those contained in this Agreement, then Executive shall be entitled to receive such beneficial provisions to the same extent as granted in such employment agreement, provided that, if the Company enters into an employment agreement with a person who is not employed by the Company as of the Effective Date and such employment agreement contains a provision relating to severance which is more beneficial to such person than the severance provision of this Agreement, Executive shall be entitled to receive such beneficial severance provision only with the consent of the Board of Directors.

                          4. TERMINATION OF EMPLOYMENT

         4.1 Termination by the Company for Cause. The Company may terminate Executive's employment for Cause without thereby giving rise to a breach of this Agreement solely as a result of such termination. "Cause" means the commission of an act of fraud, theft or dishonesty against the Company; arrest or conviction for any felony; arrest or conviction for any misdemeanor involving moral turpitude which might, in the Company's sole discretion, cause embarrassment to the Company; willful or repeated tardiness or absenteeism; substance abuse; insubordination; self-dealing; willful or repeated violation of Company policy, willful or repeated non-performance or substandard performance of duties; or violation of any state or federal laws, rules or regulation in connection with or during performance of work. If Executive's employment is terminated for Cause, the Company shall pay Executive his base salary accrued through the date of such termination whereupon the Company shall have no further obligations to Executive under this Agreement.

         4.2 Termination by the Company without Cause. The Company may terminate Executive's employment hereunder without Cause at any time upon thirty (30) days notice to Executive without thereby giving rise to a breach of this Agreement solely as a result of such termination. In the event of receipt of such notice, Executive may immediately terminate Executive's employment and elect to receive his base salary accrued through the date of termination plus a severance benefit equal to the per diem rate of base salary multiplied by the number of calendar days between the date Executive elects to immediately terminate Executive's


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EXECUTIVE EMPLOYMENT AGREEMENT
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employment and the date sixty (60) days after receipt of the Company's notice of termination without Cause.

          4.3 Termination by Executive for Good Reason. Executive's employment may be terminated by Executive for "Good Reason" without thereby giving rise to a breach of this Agreement solely as a result of such termination. For purposes of this Agreement "Good Reason" means (i) Executive's compensation or benefits are materially reduced; (ii) the Company reduces the potential earnings of Executive under any performance-based bonus or incentive plan of the Company as the Company may elect to offer Executive; (iii) any purchaser, assign, surviving corporation, or successor of the Company or its business or assets (whether by acquisition, merger, liquidation, consolidation, reorganization, sale or transfer of assets or business, or otherwise) fails or refuses to expressly assume in writing this Agreement and all of the duties and obligations of the Company hereunder; or (iv) the Company breaches any of the provisions of this Agreement. Executive shall not be entitled to terminate for Good Reason by reason of an isolated, insubstantial and inadvertent action taken or failure not occurring in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by Executive. In the event of termination of his employment by Executive for Good Reason pursuant to this Paragraph 4.3, the Company shall pay Executive his base salary accrued through the date of termination plus a severance benefit equal to the per diem rate of base salary multiplied by sixty (60) days, whereupon, Executive shall be relieved of his obligations under Paragraph 2 and the Company shall have no further obligations to Executive under this Agreement.

         4.4 Reserved.

         4.5 Death. Executive's employment hereunder shall be terminated (without thereby giving rise to a breach of this Agreement solely as a result of such termination) automatically upon Executive's death during the Term of Employment. In the event of such termination, the Company shall pay to Executive's estate within 60 days after the date of Executive's death, all benefits and compensation accrued hereunder prior to the date of Executive's death.
         4.6 Disability. Executive's employment hereunder shall be terminated (without thereby giving rise to a breach of this Agreement solely as a result of such termination) automatically upon Executive's Total Disability during the Term of Employment. In the event of such termination, the Company shall pay to Executive within 60 days after the date of termination under this Paragraph 4.6, all benefits and compensation accrued hereunder prior to the date of such termination. "Total Disability" means an illness, injury or other incapacitating condition as a result of which Executive is unable to perform the services required to be performed under this Agreement of (i) forty-five (45) consecutive days during the Term of Employment or (ii) a period or periods aggregating more than sixty (60) days in any twelve (12) consecutive months. Executive shall submit to such medical examinations as the Company may deem desirable to determine whether a Total Disability exists.


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EXECUTIVE EMPLOYMENT AGREEMENT
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                          5. CONFIDENTIAL INFORMATION,
                         NON-SOLICITATION AGREEMENT AND
                             COVENANT NOT TO COMPETE

         5.1    Non-Disclosure of Confidential Information.

                5.1.1. In connection with his employment with the Company, Executive will have access to and become acquainted with various trade secrets and other proprietary and confidential information of the Company. "Trade secrets and other proprietary and confidential information" include but are not limited to the following: (1) business, pricing, marketing, and cost data; (2) technical information regarding the Company's products; (3) secret inventions;
(4) computer software; (5) computer software documentation; (6) confidential customer information; (7) customer and supplier lists; (8) contents of contracts and agreements with customers; (9) customer requirements and specifications; and
(10) designs, development techniques, and other products, processes or formulae, whether or not developed or used by Executive. Executive acknowledges that the Company has taken steps to keep trade secrets and other proprietary and confidential information secret, including disclosing the information only on a need-to-know basis, labeling documents as "confidential," and keeping confidential information in secure areas. Executive further acknowledges that the trade secrets and other proprietary and confidential information have been developed or acquired by the Company through expenditure of substantial time, effort, and money and provide the Company with an advantage over competitors who do not know or use such trade secrets and other proprietary and confidential information.

                5.1.2. In consideration for access to trade secrets and other proprietary and confidential information, Executive agrees that he will not directly or indirectly disclose or use for any reason whatsoever any trade secrets and other proprietary and confidential information obtained by him by reason of his employment with the Company, except as required to conduct the business of the Company or as authorized by express written permission of the Board or as otherwise required by law.

                5.1.3. Executive confirms that all trade secrets and other proprietary and confidential information, and all documents reflecting such information, remain the exclusive property of the Company. All business records, papers, and documents kept or made by Executive relating to the business of the Company shall be and remains the property of the Company and shall remain in the possession of the Company during the term of Executive's employment and at all times thereafter. Upon the termination of his employment with the Company or upon the request of the Company at any time, Executive shall promptly deliver to the Company, and shall retain no copies of, any materials, records, and documents (in whatever form or medium) made by Executive or coming into his possession concerning the business or affairs of the Company provided that, if at the time of termination, Executive requests retention of engineering documents for professional liability purposes, Executive and the Company shall enter into a mutually agreeable arrangement regarding custody and access to such engineering documents.

                5.1.4. Executive acknowledges and agrees that the nature of the trade secrets and other proprietary and confidential information to which he will be given access may make it


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EXECUTIVE EMPLOYMENT AGREEMENT
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impossible for him to perform in the capacity of officer, director, employee, agent, consultant, or representative of any Competitor (as defined below) without disclosing or utilizing the trade secrets and other proprietary and confidential information to which he will be given access during the course of his employment. Executive further acknowledges and agrees that the Company's products are marketed in a highly competitive market.

         5.2    Non-Solicitation Agreement.


                5.2.1. Employees. Any attempt on the part of Executive to induce others to leave the Company's employ, or any effort by Executive to interfere with the Company's relationship with its other employees would be harmful and damaging to the Company. Executive agrees that during the Term of Employment and for a period of four years thereafter, Executive will not in any way, directly or indirectly (i) induce or attempt to induce any employee of the Company to quit employment with the Company; (ii) otherwise interfere with or disrupt the Company's relationship with its employees; (iii) solicit, entice, or hire away any employee of the Company; or (iv) hire or engage any employee of the Company or any former employee of the Company whose employment with the Company ceased less than one year before the date of such hiring or engagement.

                5.2.2. Customers. Executive agrees that during the Term of Employment and for a period of four years thereafter, Executive will not divert or attempt to divert from the Company any business the Company had enjoyed or solicited from its customers during the twelve months preceding the date of termination of his employment.

         5.3 Covenant Not to Compete. In consideration of execution of this Agreement, in consideration of Executive's continued employment, salary, bonus and other benefits specified in this Agreement and in consideration of access to trade secrets and other proprietary information of the Company, for the Noncompetition Period, Executive will not:

                  (i) Accept a position as an officer, director, employee, agent, consultant, representative of a Competitor (as defined below). Executive acknowledges that the Company has performed and will perform Competing Activities (as defined below) on a nation-wide basis. Executive further acknowledges that the definition of Prohibited Territory (as defined below) may prohibit him from engaging in Competing Activities nation-wide.

                  (ii) Acquire or fail to dispose of any stock or other ownership interest in any Competitor, other than investments equal to less than one per cent of the outstanding stock of any class issued by any publicly traded company.

                  (iii) Undertake any Competing Activities in the Prohibited Territory for his own account.

         5.4    Definitions.

                5.4.1 "Noncompetition Period" means the period from the date hereof to four years after Executive leaves the employ of the Company.


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EXECUTIVE EMPLOYMENT AGREEMENT
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                5.4.2 "Competing Activities" means the business of refining and re-refining used oil.

                5.4.3 "Prohibited Territory" means any area within one thousand miles of a location in which the Company has engaged in or demonstrated an intent to engage in Competing Activities within the twelve calendar months preceding termination of Executive's employment.

                5.4.4 "Competitor" means (A) a person or entity that is engaged in Competing Activities in the Prohibited Territory or (B) any other person or entity that, as of the date of Executive's termination, competes directly with the Company or any of its subsidiaries in the Prohibited Territory.

         5.5    Remedy in the Event of Breach.


                5.5.1 Without intending to limit the remedies available to the Company, Executive acknowledges that a breach or threatened breach of any of the covenants contained in Paragraphs 5.1 through 5.4 may result in material irreparable injury to the Company or one of its subsidiaries for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely, and that in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order, a preliminary or permanent injunction, or other comparable provisional or equitable relief restraining Executive from engaging in activities prohibited by Paragraphs 5.1 through 5.4, and such other relief as may be required to enforce specifically any of the covenants in such Sections. Executive agrees to personal jurisdiction of any state or federal court in Dallas County, Texas in any proceeding brought by the Company to enforce Executive's covenants under Paragraphs 5.1 through 5.4.

                5.5.2. Reserved.

                5.5.3. If Executive materially breaches any of his obligations under Paragraphs 5.1 through 5.4, in addition to any other remedies available to Company under the Agreement, at law, or in equity, the Executive, upon termination of his employment, shall forfeit his right to receive any further payments described in this Agreement, including without limitation, any salary and benefits that may be payable after the date of termination of Executive's employment including without limitation any such benefits already received that were prepaid prior to termination or paid after termination. To the extent any payments and benefits already received are so forfeited, Executive shall promptly return to the Company any payments and benefits received by Executive after termination of his employment.

                5.5.4. Nothing in this Agreement shall prevent the Company from seeking equitable relief pursuant to this Paragraph 5.5.

         5.6 Reformation. Executive agrees that the restrictions in Paragraphs 5.1 through 5.4 are reasonable in scope and duration in light of the Company's business and competitors. If any provision of Paragraphs 5.1 through
5.5 is held by a court or arbitrator to be unreasonable in


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EXECUTIVE EMPLOYMENT AGREEMENT
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scope or duration, the court or arbitrator shall, to the extent permitted by law, reform such provision so that it is enforceable, and enforce the applicable provision as so reformed. Reformation pursuant to this Paragraph 5.6 shall not affect any other provision of the Agreement or render the Agreement unenforceable or void.

         5.7 Survival. The provisions of Paragraphs 5.1 through 5.6 of this Agreement shall survive termination of the Agreement for any reason.

                          6. NOTICES AND COMMUNICATIONS

         6.1 All notices and other communications hereunder shall be in writing and shall be given when hand delivered to the other party or upon receipt if sent by registered or certified mail, return receipt requested, postage prepaid or sent by an express delivery service (e.g. Federal Express, UPS Next Day Air) addressed to the parties at the addresses set forth below or such other address as either party shall have furnished to the other in writing in accordance herewith.

If to the Company:                 Probex Corporation
                                   1467 LeMay St., Suite 111
                                   Carrollton, Texas 75007
                                   Attention: President

If to Executive:                   Thomas Murray
                                   184 Cooper Creek
                                   Denton, Texas 76208

                                7. MISCELLANEOUS

         7.1 Non-Assignability. The rights and obligations extended by the Company to Executive under this Agreement are personal to Executive and shall not be assignable by Executive without the prior written consent of the Company. Without limiting the foregoing, Executive acknowledges and consents to the assignment of this Agreement by the Company to any parent, subsidiary or affiliate of the Company, provided that no such assignment shall change the definition of the "Company" herein. The obligations of the Company may be assigned to other entities who expressly assume the obligations of the Company hereunder, but Company shall not be released from its obligations except pursuant to the prior written consent of Executive, which shall not be unreasonably withheld.

         7.2 Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit any rights of Executive to receive any benefits, bonus, incentive or other payment provided by the Company to its salaried employees prior to the date hereof, except for such rights as Executive may have specifically waived in writing. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with the terms of such plan or program.

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EXECUTIVE EMPLOYMENT AGREEMENT
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         7.3 Enforceability. This Agreement shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns.

         7.4 Applicable Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Texas. The parties hereto consent to the jurisdiction of the courts of the State of Texas.

         7.5 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         7.6 Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

         7.7 Amendments. This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective heirs, representatives, successors and assigns, nor may any provision hereof be waived except by a writing signed by the party waiving such provision.

         7.8 Term. Unless earlier properly terminated by one of the parties hereto, this Agreement shall terminate on the second anniversary of the date hereof, except for the obligations concerning confidentiality, non-solicitation agreements and the covenant not to compete set forth in Paragraph 5, which shall survive the termination of this Agreement in accordance with their terms.

         7.9 Execution of Agreement. This Agreement may be executed in duplicate originals.

         7.10 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Company and Executive have caused this Agreement to be executed as of the day and year first above written to become effective upon the later of the date hereof or the date the Company successfully conducts an Acceptance Test on crankcase used oil as defined in and pursuant to the Convertible Loan, Warrant and Security Agreement, dated as of June 30, 1998, by and between the Company and HSB Engineering Finance Corporation, Inc., a Delaware corporation.

THE COMPANY                                    EXECUTIVE


BY: /s/ Alex Daspit                            /s/ Thomas Murray
---------------------------                    ---------------------------------
Name:  ALEX DASPIT                             Thomas Murray
       --------------------
Title: PRESIDENT
       --------------------


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EXECUTIVE EMPLOYMENT AGREEMENT